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                                                                  EXHIBIT 16.1


          [MOLATORE, PEUGH, Mc DANIEL, SCREOGGIN & CO. LLP LETTERHEAD]




                                  May 8, 1997



Mr. Gary A. Florence
Vice-President,
 Chief Financial Officer
 and Treasurer
Trendewest Resorts, Inc.
12301 NE 10th Place
Bellevue, WA 98005

        Re:  "Change of Accountants" Section for S-1 Filing

Dear Mr. Florence:

        We have read the wording of the "Change of Accountants" section for the Trendwest Resorts, Inc. (the Company) filing on Form S-1. We agree with all statements made therein with respect to Molatore, Peugh, Mc Daniel, Scroggin & Co. LLP in its capacity as the predecessor auditors for the Company.

                                Very truly yours,

                                MOLATORE, PEUGH, Mc DANIEL, SCROGGIN & CO. LLP



                                /s/   ROBERT S. Mc DANIEL
                                -----------------------------------------------
                                  Robert S. McDaniel